UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 7, 2005

LaBRANCHE & CO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15251	13-4064735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Exchange Plaza, New York, New York		10006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 425-1144

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective October 7, 2005, the Board of Directors of LaBranche & Co Inc. (the “Company”) increased its size from five members to six members and elected Robert E. Torray as a new Class III director, with a term expiring at the Company’s 2008 annual meeting of stockholders.  The Board of Directors also appointed Mr. Torray as a member of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee.

There are neither any arrangements between Mr. Torray and any other person pursuant to which Mr. Torray was elected as a director nor any transactions to which the Company or any of its subsidiaries is a party and in which Mr. Torray has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01.  Other Events.

On October 7, 2005, LaBranche & Co Inc. issued a press release announcing the election of Robert E. Torray to its Board of Directors.  A copy of this press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1         Press release issued by LaBranche & Co Inc. dated October 7, 2005.

All other Items of this report are inapplicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBRANCHE & CO INC.

Date: October 7, 2005	By:	/s/ Jeffrey M. Chertoff
Name: Jeffrey M. Chertoff
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by LaBranche & Co Inc. dated October 7, 2005.